Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Equity Income Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Equity Income Fund dated December 7, 2001 (and to all references to our firm) included in or made a part of Pioneer Equity Income Fund's Post-Effective Amendment No. 7 and Amendment No. 8 to Registration Statement File Nos. 333-46453 and 811-08657, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
February 27, 2002